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                                 TRUST AGREEMENT

                                     BETWEEN

                           ANTIGUA FUNDING CORPORATION

                                       AND

                              THE BANK OF NEW YORK
                                  OWNER TRUSTEE

                -------------------------------------------------

                          DATED AS OF NOVEMBER 1, 1997

                -------------------------------------------------



                    CAPITA EQUIPMENT RECEIVABLES TRUST 1997-1

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                                TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS .........................................................................    1
    Section 1.1.  Definitions ......................................................................    1
    Section 1.2.  Usage of Terms ...................................................................    3
    Section 1.3.  Calculations .....................................................................    3
    Section 1.4.  Section References ...............................................................    3
    Section 1.5.  Action by or Consent of Equity Certificateholder .................................    4

ARTICLE II     CREATION OF TRUST ...................................................................    4
    Section 2.1.  Creation of Trust ................................................................    4
    Section 2.2.  Office ...........................................................................    4
    Section 2.3.  Purposes and Powers ..............................................................    4
    Section 2.4.  Trust May Consolidate or Merge Only on Certain Terms .............................    5
    Section 2.5.  Appointment of Owner Trustee .....................................................    5
    Section 2.6.  Initial Capital Contribution of Trust Estate .....................................    6
    Section 2.7.  Declaration of Trust .............................................................    6
    Section 2.8.  Liability of the Depositor .......................................................    6
    Section 2.9.  Representations and Warranties of the Depositor ..................................    6
    Section 2.10. Covenants of the Depositor .......................................................    8
    Section 2.11. Covenants of the Equity Certificateholder .........................................  11

ARTICLE III    THE EQUITY CERTIFICATE ...............................................................  12
    Section 3.1.  Initial Ownership .................................................................  12
    Section 3.2.  The Equity Certificate; Authorized Denomination ...................................  12
    Section 3.3.  Authentication of Equity Certificate ..............................................  12
    Section 3.4.  Registration of Transfer and Exchange of Equity Certificate .......................  13
    Section 3.5.  Mutilated, Destroyed, Lost or Stolen Equity Certificate ...........................  14
    Section 3.6.  Persons Deemed Owners .............................................................  15
    Section 3.7.  Access to List of Equity Certificateholder's Name
                  and Address .......................................................................  15
    Section 3.8.  Maintenance of Office or Agency ...................................................  15
    Section 3.9.  Appointment of Paying Agent .......................................................  15

ARTICLE IV     ACTIONS BY OWNER TRUSTEE .............................................................  16
    Section 4.1.  Restriction on Power of the Equity Certificateholder ..............................  16
    Section 4.2.  Prior Notice to the Equity Certificateholder with Respect to Certain Matters ......  16
    Section 4.3.  Action by the Owner Trustee with Respect to Bankruptcy ............................  17
    Section 4.4.  Restrictions on Equity Certificateholder's Power ..................................  17
    Section 4.5.  Authority of the Depositor ........................................................  17
    Section 4.6.  Income Tax Characterization .......................................................  17

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ARTICLE V      APPLICATION OF TRUST FUNDS; CERTAIN DUTIES ...........................................  18
    Section 5.1.  Trust Accounts ....................................................................  18
    Section 5.2.  Application of Funds in the Equity Certificate Distribution Account ...............  19
    Section 5.3.  Method of Payment .................................................................  20
    Section 5.4.  No Segregation of Monies; No Interest .............................................  21

ARTICLE VI     AUTHORITY AND DUTIES OF OWNER TRUSTEE ................................................  21
    Section 6.1.  General Authority .................................................................  21
    Section 6.2.  General Duties ....................................................................  21
    Section 6.3.  Action upon Instruction ...........................................................  21
    Section 6.4.  No Duties Except as Specified in this Agreement, in Related Documents or in Instructions ...................................................................  23
    Section 6.5.  No Action Except under Specified Documents or Instructions ........................  23
    Section 6.6.  Restrictions ......................................................................  23
    Section 6.7.  Covenant of the Owner Trustee .....................................................  23

ARTICLE VII    CONCERNING THE OWNER TRUSTEE .........................................................  24
    Section 7.1.  Acceptance of Trust and Duties ....................................................  24
    Section 7.2.  Furnishing of Documents ...........................................................  25
    Section 7.3.  Representations and Warranties ....................................................  25
    Section 7.4.  Reliance; Advice of Counsel .......................................................  26
    Section 7.5.  Not Acting in Individual Capacity .................................................  27
    Section 7.6.  Owner Trustee Not Liable for Equity Certificate, Notes or Contracts ...............  27
    Section 7.7.  Owner Trustee May Own Notes .......................................................  27

ARTICLE VIII   COMPENSATION OF OWNER TRUSTEE ........................................................  28
    Section 8.1.  Owner Trustee's Fees and Expenses .................................................  28
    Section 8.2.  Indemnification ...................................................................  28
    Section 8.3.  Non-recourse Obligations ..........................................................  28

ARTICLE IX     TERMINATION ..........................................................................  29
    Section 9.1.  Termination of the Trust ..........................................................  29

ARTICLE X      SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES ...............................  31
    Section 10.1. Eligibility Requirements for Owner Trustee ........................................  31
    Section 10.2. Resignation or Removal of Owner Trustee ...........................................  31
    Section 10.3. Successor Owner Trustee ...........................................................  32
    Section 10.4. Merger or Consolidation of Owner Trustee ..........................................  32
    Section 10.5. Appointment of Co-Trustee or Separate Trustee .....................................  33

ARTICLE XI     MISCELLANEOUS PROVISIONS .............................................................  34
    Section 11.1. Amendment .........................................................................  34
    Section 11.2. GOVERNING LAW .....................................................................  36

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    Section 11.3. Severability of Provisions ........................................................  36
    Section 11.4. Equity Certificate Nonassessable and Fully Paid ...................................  36
    Section 11.5. Third-Party Beneficiaries .........................................................  36
    Section 11.6. Counterparts ......................................................................  36
    Section 11.7. Notices ...........................................................................  36


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                                    EXHIBITS

Exhibit A      --      Form of Equity Certificate

Exhibit B      --      Form of Representation Letter







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                      THIS TRUST AGREEMENT, dated as of November 1, 1997, is
made between Antigua Funding Corporation, a Delaware corporation (the "Depositor"), and The Bank of New York, a New York banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

                      In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                      Section 1.1. Definitions. All terms defined in the Indenture and the Transfer and Servicing Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

                      Act:  The meaning assigned in Section 3.4(g).

                      Agreement or "this Agreement": This Trust Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

                      Applicants:  The meaning assigned in Section 3.7.

                      Authentication Agent: The Bank of New York, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

                      Benefit Plan: The meaning assigned in Section 3.4(f).

                      Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.4(a).

                      Code:  The Internal Revenue Code of 1986, as amended.

                      Corporate Trust Office: The principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: Corporate Trust Administration--Asset Backed Unit; the telecopy number for the Corporate Trust Office on the date of the execution of this Agreement is (212) 815-5544.

                      Depositor: Antigua Funding Corporation, a Delaware corporation, in its capacity as depositor hereunder.







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                      Equity Certificate Distribution Account: The account
designated as the Equity Certificate Distribution Account in, and which is established and maintained pursuant to, Section 5.1.

                      Equity Certificate: The certificate executed by the Owner Trustee evidencing the entire beneficial ownership interest in the Trust, substantially in the form attached hereto as Exhibit A.

                      Equity Certificateholder: A Person in whose name the Equity Certificate is registered in the Certificate Register.

                      ERISA: The meaning assigned to such term in Section
3.4(f).

                      Expenses: The meaning assigned to such term in Section
8.2.

                      Indemnified Parties: The meaning assigned to such term in
Section 8.2.

                      Indenture: The Indenture, dated as of November 1, 1997, between the Trust and Bankers Trust Company, as Indenture Trustee, as the same may be amended and supplemented from time to time.

                      N.Y. UCC: The UCC as in effect in the State of New York from time to time.

                      Owner Trustee: The Bank of New York, or its successor in interest, acting not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

                      Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.9, which initially shall be the Owner Trustee.

                      Record Date: With respect to any Payment Date or Redemption Date, the close of business on the last Business Day immediately preceding such Payment Date or Redemption Date.

                      Related Documents: This Agreement, the Notes, the Equity Certificate, the Transfer and Servicing Agreement, the Indenture, the Purchase Agreements, the Cash Collateral Account Agreement, the Class A-5 Swap Agreement, the Depository Agreements, and the underwriting agreements among the Depositor, TCC and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.



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                      Responsible Officer: When used with respect to the Owner
Trustee, the President, any Vice President or any Trust Officer, or any other officer or employee having similar functions.

                      Transfer and Servicing Agreement: The Transfer and Servicing Agreement, dated as of November 1, 1997, among the Trust, the Depositor, TCC, in its individual capacity and as Servicer, and Bankers Trust Company, as trustee under the Indenture, as the same may be amended and supplemented from time to time.

                      Trust: The trust created by this Agreement, the estate of which consists of the Trust Assets.

                      Trust Accounts: The Equity Certificate Distribution Account, and such other accounts as may be established in the name of the Trust pursuant to the Indenture or the Transfer and Servicing Agreement.

                      Trust Assets: The property and proceeds of every description conveyed pursuant to Section 2.6 hereof and Section 2.1 of the Transfer and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom) and the right to withdraw funds from the Cash Collateral Account pursuant to Section 8.06 of the Indenture.

                      Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                      Section 1.3. Calculations. All calculations of the amount of interest accrued on the Equity Certificate shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                      Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.



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                      Section 1.5. Action by or Consent of Equity
Certificateholder. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Equity Certificateholder, such provision shall be deemed to refer to the Equity Certificateholder of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by the Equity Certificateholder.

                      Section 1.6. No Recourse. The Equity Certificateholder by accepting the Equity Certificate acknowledges that the Certificateholder's Equity Certificate represents beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Equity Certificate or the Related Documents.

                                   ARTICLE II
                                CREATION OF TRUST

                      Section 2.1. Creation of Trust. There is hereby formed a trust to be known as "Capita Equipment Receivables Trust 1997-1."

                      Section 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Equity Certificateholder, the Depositor, and the Indenture Trustee.

                      Section 2.3. Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                      (i) to issue the Notes pursuant to the Indenture and to sell the Notes in the manner directed by the Depositor;

                      (ii) to issue the Equity Certificate to or upon the order of the Depositor, pursuant to this Agreement;

                      (iii) with the proceeds of the sale of the Notes, to pay the organizational, start-up and transactional expenses of the Trust (if and to the extent not paid by the Depositor pursuant to Section 2.6); and to acquire the Contracts and the other items conveyed pursuant to the Transfer and Servicing Agreement;

                      (v) to assign, grant, transfer, pledge, mortgage and convey any or all of the Trust Assets to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders;


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                      (vi) to hold, manage and distribute to the Equity
        Certificateholder any portion of the Trust Assets released from the Lien of, and remitted to the Trust pursuant to, the Indenture and to distribute to the Equity Certificateholder any other portion of the Trust Assets in the manner prescribed by the Transfer and Servicing Agreement, the Indenture and the Cash Collateral Account Agreement;

                      (vii) to enter into and perform its obligations under the Transfer and Servicing Agreement and the other Related Documents to which it is to be a party;

                      (viii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                      (ix) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of distributions to the Equity Certificateholder and the Noteholders.

The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Trust. The Depositor is hereby authorized to execute any registration statements, applications or other documents on behalf of the Trust that are necessary, suitable or convenient to accomplish the foregoing. The Owner Trustee, on behalf of the Trust, shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

                      Section 2.4. Trust May Consolidate or Merge Only on Certain Terms.

                      (a) The Trust shall not consolidate or merge with or into any other Person, unless the conditions specified in Section 3.10(a) of the Indenture have been satisfied.

                      (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate under the Indenture, to any Person (except as expressly permitted by the Indenture or the Transfer and Servicing Agreement), unless the conditions specified in Section 3.10(b) of the Indenture have been satisfied.

                      Section 2.5. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

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                      Section 2.6. Initial Capital Contribution of Trust Estate.
The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Assets and shall be deposited in the Equity Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                      Section 2.7. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the Equity Certificateholder, subject to the interests and rights in the Trust Assets granted to other Persons by the Related Documents.

                      Section 2.8.  Liability of the Depositor.

                      (a) The Depositor shall be liable directly to indemnify each injured party for all losses, claims, damages, liabilities and expenses of the Trust, to the extent not paid out of the Trust Assets, provided, however, that the Depositor shall not be liable for any losses incurred by the Equity Certificateholder in the capacity of an investor in the Equity Certificate or a Note Owner in the capacity of an investor in the Notes; provided, further, that the Depositor shall not be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisos to the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.

                      (b) The Depositor, other than to the extent set forth in paragraph (a), shall not have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

                      Section 2.9. Representations and Warranties of the Depositor. By execution of this Agreement, the Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Trust Assets in trust and issuing the Notes and the Equity Certificate. Unless otherwise specified, such representations and warranties speak as of the Closing Date.

               (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such


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        business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

               (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

               (c) Power and Authority. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto (including but not limited to the transfer of the Contracts to the Trust); and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

               (d) No Consent Required. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required to be obtained by the Depositor in connection with the execution, delivery or performance of this Agreement and the Depositor's Related Documents, except for such as have been obtained, effected or made.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

               (f) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties
        (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Equity Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under,




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        or the validity or enforceability of, this Agreement or any of the
        Related Documents, or (D) seeking to adversely affect the Federal income tax or other Federal, state or local tax attributes of the Trust, the Notes or the Equity Certificate.

               (g) Place of Business. The principal executive offices of the Depositor are in Morristown, New Jersey, and the offices where the Depositor keeps its records concerning the Contracts and related documents are in Morristown, New Jersey.

               (h) Not an Investment Company. The Depositor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (i) Binding Obligations. This Agreement and each of the Depositor's Related Documents constitutes the legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                      Section 2.10. Covenants of the Depositor. The Depositor agrees and covenants for the benefit of each Note Owner, each Equity Certificateholder and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

               (a) Other Indebtedness. It shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Related Documents. In no event will the Depositor create, incur or suffer to exist any indebtedness if such indebtedness would cause any Rating Agency to reduce or withdraw its ratings of any of the Notes.

               (b) Non-petition. It shall not, for any reason, institute proceedings for itself or the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against itself or the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable Federal or state law relating to the bankruptcy of itself or the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of itself or the Trust or a substantial part of its assets or the property of the Trust or cause or permit itself or the Trust to make any assignment for the benefit of creditors, or admit in writing its inability or the inability of the Trust to pay its debts




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        generally as they become due, or declare or effect a moratorium on the debt of itself or the Trust or take any action in furtherance of any such action.

               (c) Other Parties. It shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

               (d) No Liens. Except for the conveyances as provided hereunder or in the Related Documents, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Contract or any other Trust Assets or any Equipment (except as created by the related Contract), whether now existing or hereafter created, and the Depositor shall defend the right, title and interest of the Trust in, to and under the Contracts and the other Trust Assets, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Depositor; the Depositor will immediately notify the Trustee of the existence of any Lien on any Contract or Equipment (except as created by the related Contract); and the Depositor shall defend the right, title and interest of the Trust in, to and under the Contracts and the other Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor.

               (e) Enforcement of Purchase Agreements. The Depositor agrees to take all action necessary and appropriate to enforce its rights and claims under the Purchase Agreements.

               (f)    Separate Business.  The Depositor:

                             (i) will (A) maintain and prepare financial
               reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other person or entity and (B) not permit any Affiliate or any other person or entity independent access to its bank accounts;

                             (ii) will not commingle its funds and other assets
               with those of any Affiliate, any guarantor of any of the obligations of the Depositor (each, a "Guarantor"), any Affiliate of any Guarantor or any other person or entity;

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                             (iii) will conduct its own business in its own name
               and will hold all of its assets in its own name;

                             (iv) will remain solvent and pay its debts and
               liabilities (including employment and overhead expenses) from its assets as the same become due;

                             (v) will do all things necessary to observe
               corporate formalities, and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the Rating Agencies providing ratings on the Notes, as such standards are in effect on the date of issuance of the Notes and the Equity Certificate;

                             (vi) will enter into transactions with Affiliates
               only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an Affiliate of the Depositor;

                             (vii) will pay the salaries of its own employees
               from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

                             (viii) will compensate each of its consultants and
               agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

                             (ix) will not guarantee, become obligated for, or
               hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity (except as contemplated by its certificate of incorporation and the Related Documents);

                             (x) will not (i) acquire obligations or securities
               of any Affiliate or any of the stockholders of the Depositor or
               (ii) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities, the Contracts and other pools of receivables similar to the Contracts;

                             (xi) will allocate fairly and reasonably and pay
               from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of the Depositor and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Depositor and one or more of its Affiliates;

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                             (xii) will maintain and utilize separate
               stationery, invoices and checks bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Depositor) and maintain a separate sign in the office directory of the building in which the Depositor maintains its principal place of business;

                             (xiii) will not make any loans or advances to, or
               pledge its assets for the benefit of, any other person or entity, including, without limitation, any Affiliate or Guarantor or any Affiliate of any Guarantor (except as contemplated by its certificate of incorporation and the Related Documents);

                             (xiv) will be, and at all times will hold itself
               out to the public as, a legal entity separate and distinct from any other person or entity;

                             (xv) will, in the event that any authorized officer
               knows of any misunderstanding regarding the separate identity of the Depositor, correct such misunderstanding;

                             (xvi) will not identify itself or any of its
               Affiliates as a division or part of any other entity; and

                             (xvii) will maintain adequate capital for the
               normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

               (g) Purchase Agreement Notices. The Depositor (i) shall promptly give the Owner Trustee and the Indenture Trustee copies of any notices, reports or certificates given or delivered to the Depositor under the Purchase Agreements, (ii) shall not without the consents, approvals and opinions, if any, required by Section 11.1, as if Section 11.1 related to each Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, any Purchase Agreement and (iii) shall not permit the removal of a Contract from the operation of the related Purchase Agreement unless there is a corresponding right or obligation of the Depositor to remove such Contract from the Trust.

                      Section 2.11. Covenants of the Equity Certificateholder. The Equity Certificateholder by becoming an Equity Certificateholder agrees:

               (a) to be bound by the terms and conditions of the Equity Certificate of which such Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it


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        were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all future Equity Certificateholders.

               (b) not to, for any reason, institute proceedings for the Trust or the Depositor to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Depositor, or file a petition seeking or consenting to reorganization or relief under any applicable Federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Depositor or a substantial part of its property, or cause or permit the Trust or the Depositor to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                   ARTICLE III
                             THE EQUITY CERTIFICATE

                      Section 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.6 and until the issuance of the Equity Certificate, the Depositor shall be the sole beneficiary of the Trust.

                      Section 3.2. The Equity Certificate; Authorized Denomination.

                      (a) The Equity Certificate shall be executed on behalf of the Trust by the Owner Trustee by manual or facsimile signature of any authorized signatory of the Owner Trustee having such authority. A Certificate bearing the manual or facsimile signatures of individual(s) who were, at the time when such signature(s) were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Equity Certificate.

                      (b) On the Closing Date, one Equity Certificate shall be issued to the Depositor. There shall at all times be a single Equity Certificate.

                      Section 3.3. Authentication of Equity Certificate. The Equity Certificate shall not entitle the holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Equity Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Owner Trustee hereby initially appoints itself as Authentication Agent. The Equity Certificate shall be dated the date of its authentication.

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                      Section 3.4. Registration of Transfer and Exchange of
Equity Certificate.

               (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Equity Certificate and of transfers and exchanges of the Equity Certificate as provided in this Agreement. The Owner Trustee hereby initially appoints itself Certificate Registrar for the purpose of registering the Equity Certificate and transfers and exchanges of the Equity Certificate as provided in this Agreement.

               (b) The Depositor may transfer the Equity Certificate only in connection with the sale of all or substantially all of its assets, in a manner permitted by its certificate of incorporation and its Related Documents.

               (c) If the registration of transfer of an Equity Certificate is permitted by subsection (b), then, upon surrender for registration of transfer of such Equity Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Equity Certificates in authorized denominations and aggregate proportion of the Equity Certificate Balance dated the date of authentication by the Owner Trustee or any Authentication Agent. If the registration of transfer of an Equity Certificate is permitted by subsection (b), then at the option of the Holder, such Equity Certificate may be exchanged for other Equity Certificates in authorized denominations of a like aggregate amount upon surrender of the Equity Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

               (d) An Equity Certificate presented or surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Equity Certificate properly surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

               (e) No service charge shall be made for any registration of transfer or exchange of the Equity Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Equity Certificate.

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

               (f) No Equity Certificate may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding an Equity Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

               (g) In addition to the restrictions of subsection (b) above, no transfer of an Equity Certificate may be made by the Depositor or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and such state laws. In the event that any such transfer is to be made, (A) the Depositor may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and such state laws or is being made pursuant to the Act and such state laws, which Opinion of Counsel shall not be an expense of the Owner Trustee or the Depositor, and (B) the Owner Trustee shall require the transferee to execute a representation letter substantially in the form of Exhibit B attached hereto, which representation letter shall not be an expense of the Owner Trustee or the Depositor. The Equity Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Owner Trustee, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act and such state laws.

                      Section 3.5. Mutilated, Destroyed, Lost or Stolen Equity Certificate. If (a) any mutilated Equity Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of an Equity Certificate, and
(b) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Equity Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Equity Certificate, a new Equity Certificate. In connection with the issuance of any new Equity Certificate under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any duplicate Equity Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued,


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whether or not the lost, stolen or destroyed Equity Certificate shall be found at any time.

                      Section 3.6. Persons Deemed Owners. Prior to due presentation of an Equity Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name any Equity Certificate is registered as the owner of such Equity Certificate for the purpose of receiving distributions pursuant to Section 5.2, and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

                      Section 3.7. Access to List of Equity Certificateholder's Name and Address. The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Owner Trustee of a written request therefor, the name and address of the Equity Certificateholder as of the most recent Record Date for payment of distributions to the Equity Certificateholder. An Equity Certificateholder, by receiving and holding an Equity Certificate, agrees that none of the Servicer or the Owner Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the name and address of the Equity Certificateholder under this Agreement, regardless of the source from which such information was derived.

                      Section 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Equity Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Equity Certificate and the Related Documents may be served. The Owner Trustee initially designates its Corporate Trust Office as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Equity Certificateholder of any change in the location of the Certificate Register or any such office of agency.

                      Section 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to the Equity Certificateholder from the Equity Certificate Distribution Account pursuant to Section 5.2, and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Equity Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Owner Trustee, and any co-paying agent (which shall be a bank or trust company) chosen by the Owner Trustee. Any Paying Agent chosen by the Owner Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. The Owner Trustee shall cause each Paying Agent


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appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Equity Certificateholder in trust for the benefit of the Equity Certificateholder entitled thereto until such sums shall be paid to such Equity Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.2 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

                      Section 4.1. Restriction on Power of the Equity Certificateholder. No Equity Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

                      Section 4.2. Prior Notice to the Equity Certificateholder with Respect to Certain Matters. The Owner Trustee shall not take any of the following actions, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Equity Certificateholder in writing of the proposed action and the Owner Trustee shall not have received written notice prior to the 30th day after such notice is given that the Equity Certificateholder has withheld consent or provided alternative direction:

               (a) the amendment of this Agreement pursuant to Section 11.1, unless such amendment would not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Equity Certificateholder;

               (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required, as provided in Section 9.02 of the Indenture, unless such amendment would not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Equity Certificateholder;

               (c) the amendment of any other Related Document pursuant to the provisions thereof, unless such amendment would not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Equity Certificateholder; or



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               (d) the initiation or settlement of any material claim,
        proceeding or lawsuit affecting the Trust or the Trust Assets.

                      Section 4.3. Action by the Owner Trustee with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a proceeding in bankruptcy relating to the Depositor or the Trust without the prior approval of the Indenture Trustee and the delivery to the Owner Trustee by the Indenture Trustee of a certificate certifying that the Indenture Trustee reasonably believes that the Depositor or the Trust, as appropriate, is insolvent.

                      Section 4.4. Restrictions on Equity Certificateholder's Power. The Equity Certificateholder shall not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Related Document, unless (i) the Equity Certificateholder has provided instruction to the Owner Trustee pursuant to Section 6.3, (ii) the Equity Certificateholder shall have given to the Owner Trustee a written notice of default under or breach of this Agreement or any Related Document and of the continuance thereof, as provided in this Agreement, and (iii) the Equity Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by the Equity Certificateholder with the Owner Trustee, that the Equity Certificateholder shall not have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to enforce any right under this Agreement, except in the manner provided in this Agreement. For the protection and enforcement of the provisions of this Section 4.4, the Equity Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

                      Section 4.5. Authority of the Depositor. The Depositor shall have the authority to sign, on behalf of the Owner Trust, all filings with the Securities and Exchange Commission made by the Owner Trust.

                      Section 4.6. Income Tax Characterization. The Depositor has structured this Agreement, the Indenture, the Cash Collateral Account Agreement, the Class A-5 Swap Agreement and the Notes with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Depositor secured by the Contracts. The Depositor and the Owner Trust agree to treat and to take no action inconsistent with the treatment of the Notes as such


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indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                      Section 5.1.  Trust Accounts.

                      (a) The Owner Trustee shall establish and maintain the Equity Certificate Distribution Account in the name of the Trust for the benefit of the Equity Certificateholder. The Equity Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

                      (b) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Equity Certificate Distribution Account and in all proceeds thereof. If, at any time, the Equity Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Equity Certificate Distribution Account, as an Eligible Account and shall transfer any cash and investments to such new Equity Certificate Distribution Account.

                      (c) All amounts held in the Equity Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Owner Trustee at the direction of the Depositor in Eligible Investments that mature not later than one Business Day prior to the immediately following Payment Date. Such investments shall not be sold or disposed of prior to their maturity. All investments of funds in the Equity Certificate Distribution Account shall be held by a financial institution in accordance with the following requirements:

                          (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Owner Trustee;

                          (ii) with respect to securities held in such account, such securities must be:

                                    (A) certificated securities (as such term is
                       used in N.Y. UCC 'SS' 8-102(a)(4)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware;

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                                    (B) either (I) in the possession of such
                       financial institution, (II) in the possession of a clearing corporation (as such term is used in N.Y. UCC 'SS' 8-102(a)(5)), registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Owner Trustee's security interest therein, and held by such clearing corporation in an account of such financial institution,
                       (III) held in an account of a financial institution with the Federal Reserve Bank of New York, or (IV) in the case of uncertificated securities, issued in the name of such financial institution; and

                                    (C) identified, by book entry or otherwise,
                       as held for the account of, or pledged to, the Owner Trustee on the records of such financial institution, and such financial institution shall have sent the Owner Trustee a confirmation thereof;

                      (iii) with respect to repurchase obligations held in a Certificate Account, each such repurchase obligation must be identified by such financial institution, by book entry or otherwise, as held for the account of, or pledged to, the Owner Trustee on the records of such financial institution, and the related securities must be held in accordance with the requirements of clause (ii) above;

                      (iv) with respect to any Eligible Investments other than securities and repurchase agreements, such Eligible Investments must be held in a manner acceptable to the Owner Trustee.

                      Subject to the other provisions hereof, the Owner Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Owner Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Owner Trustee in a manner which complies with this Section
5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of, funds in the Equity Certificate Distribution Account shall be deposited in the Equity Certificate Distribution Account and distributed on the next Payment Date pursuant to Section 5.2(d). The Depositor shall deposit in the Equity Certificate Distribution Account an amount equal to any net loss on such investments immediately as realized.

                      Section 5.2. Application of Funds in the Equity Certificate Distribution Account.

                      (a) On each Payment Date the Paying Agent will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Transfer and Servicing




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Agreement, distribute to Equity Certificateholder, to the extent of the funds available, amounts deposited in the Equity Certificate Distribution Account pursuant to Section 8.03 of the Indenture or pursuant to Section 2.02 of the Cash Collateral Account Agreement with respect to such Payment Date.

                      (b) On the Payment Date following the date on which amounts received in respect of the Depositor's exercise of its option to purchase the corpus of the Trust pursuant to Section 5.1(a) of the Transfer and Servicing Agreement are deposited in the Equity Certificate Distribution Account pursuant to Section 8.03 of the Indenture, the Paying Agent will distribute such funds to the Equity Certificate.

                      (c) On the Payment Date following each date on which the Indenture Trustee makes payments of money or property in respect of liquidation of the Trust Assets pursuant to Section 5.06 of the Indenture and deposits funds received in connection with such liquidation in the Equity Certificate Distribution Account, the Paying Agent will distribute such funds.

                      (d) On each Payment Date, the Paying Agent shall send to the Equity Certificateholder the statement required pursuant to Section 7.05(b) of the Indenture.

                      (e) In the event that any withholding tax is imposed on the Trust's payment to the Equity Certificateholder, such tax shall reduce the amount otherwise distributable to such Equity Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Equity Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Equity Certificateholder shall be treated as cash distributed to such Equity Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (e). In the event that the Equity Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Equity Certificateholder in making such claim so long as such Equity Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

                      Section 5.3. Method of Payment. Subject to Section 9.1(d), distributions of funds required to be made to the Equity Certificateholder on any Payment Date shall be made to the Equity Certificateholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, provided that




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such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date, or (ii) if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

                      Section 5.4. No Segregation of Monies; No Interest. Subject to Section 5.1, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or by the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                                   ARTICLE VI
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                      Section 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Trust's Related Documents and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver to or upon the order of the Depositor the Class A-1 Notes in the aggregate principal amount of $272,500,000, the Class A-2 Notes in the aggregate principal amount of $252,000,000, the Class A-3 Notes in the aggregate principal amount of $153,000,000, the Class A-4 Notes in the aggregate principal amount of $261,210,000, the Class A-5 Notes in the aggregate principal amount of $105,000,000, the Class B Notes in the aggregate principal amount of $68,820,000 and the Class C Notes in the aggregate principal amount of $34,410,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents.

                      Section 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through such agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust in the interest of the Equity Certificateholder, subject to the Related Documents and in accordance with the provisions of this Agreement.

                      Section 6.3.  Action upon Instruction.

                      (a) Subject to Article IV, the Equity Certificateholder shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document, and provided that if the Indenture Trustee, the Noteholders or the Servicer are entitled, pursuant to the Indenture or the Transfer and Servicing Agreement, to direct any actions of the Owner Trustee, such directions shall control. The Equity Certificateholder may not instruct the




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Owner Trustee in a manner inconsistent with this Agreement or the Related
Documents.

                      (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

                      (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, and the Owner Trustee has not received instructions with respect to such matter from the Indenture Trustee, the Noteholders or the Servicer pursuant to the terms of the Indenture or the Transfer and Servicing Agreement, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Equity Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Equity Certificateholder, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 15 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Equity Certificateholder, and shall have no liability to any Person for such action or inaction.

                      (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Equity Certificateholder requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 15 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Equity Certificateholder, and shall have no liability to any Person for such action or inaction.




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                      Section 6.4. No Duties Except as Specified in this
Agreement, in Related Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2), in any Related Document or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Assets.

                      Section 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

                      Section 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes. The Equity Certificateholder may not direct the Owner Trustee to take action that would violate the provisions of this Section.

                      Section 6.7. Covenant of the Owner Trustee. The Owner Trustee agrees that it will not, for any reason, institute proceedings for the Trust or the Depositor to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Depositor, or file a petition seeking or consenting to reorganization or relief under any applicable Federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the



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Trust or the Depositor or a substantial part of its property, or cause or permit the Trust or the Depositor to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                   ARTICLE VII
                          CONCERNING THE OWNER TRUSTEE

                      Section 7.1. Acceptance of Trust and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Assets upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4, or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

               (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

               (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Equity Certificateholder pursuant to
        Section 6.3;

               (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Notes;

               (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement (except as provided in




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        Section 7.3) or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Equity Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Indenture Trustee, any Noteholder or to the Equity Certificateholder, other than as expressly provided for herein and in the Related Documents;

               (f) the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Indenture Trustee under the Indenture or by the Servicer under the Transfer and Servicing Agreement; and

               (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Equity Certificateholder, unless the Equity Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

                      Section 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Equity Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Related Documents unless the Equity Certificateholder has previously received such items.

                      Section 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Equity Certificateholder that:

               (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary




                                      -25-





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        to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trust is a party.

               (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each such Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such Related Document on its behalf.

               (c) Neither the execution nor the delivery by it of this Agreement and each Related Document to which the Trust is a party, nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Assets resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

                      Section 7.4.  Reliance; Advice of Counsel.

                      (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                      (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and




                                      -26-





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

(ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

                      Section 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created The Bank of New York acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Assets for payment or satisfaction thereof.

                      Section 7.6. Owner Trustee Not Liable for Equity Certificate, Notes or Contracts. The recitals contained herein, in the Equity Certificate (other than the signature and counter-signature of the Owner Trustee on the Equity Certificate) and in the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Equity Certificate (other than the signature and counter-signature of the Owner Trustee on the Equity Certificate) or the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes), or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Equipment or the maintenance of any such perfection and priority of any security interest created by any Contract in any Equipment, or for or with respect to the sufficiency of the Trust Assets or its ability to generate the payments to be distributed to the Equity Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

                      Section 7.7. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.



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                                  ARTICLE VIII
                          COMPENSATION OF OWNER TRUSTEE

                      Section 8.1. Owner Trustee's Fees and Expenses. The Servicer, pursuant to the Transfer and Servicing Agreement, has covenanted and agreed to pay to the Owner Trustee, and the Owner Trustee shall be entitled to, certain annual fees and to reimbursement for all ordinary and reasonable out-of-pocket expenses incurred or made by it in the performance of its duties under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses
(i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to Section 5.3.

                      Section 8.2. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

                      Section 8.3. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Assets only and specifically shall not be recourse to the assets of any Equity Certificateholder.



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                                   ARTICLE IX
                                   TERMINATION

                      Section 9.1.  Termination of the Trust.

                      (a) The respective obligations and responsibilities of the Depositor and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Contract (including the purchase by the Depositor at its option of the corpus of the Trust as described in Section 5.1 of the Transfer and Servicing Agreement or the liquidation of the Trust Assets pursuant to
Section 5.06 of the Indenture) and the subsequent distribution of amounts in respect of such Contracts as provided in the Related Documents, (ii) the circumstances described in subsection (b) below, or (iii) the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture, the payment to the Equity Certificateholder of all amounts required to be paid to them pursuant to this Agreement and the payment to the Cash Collateral Account Lenders and the Depositor of all amounts due under the Cash Collateral Account Agreement; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to compensation and indemnification under Sections 8.1 and 8.2, respectively, shall survive the termination of the Trust. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under Federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (iii). The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Equity Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Equity Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                      (b)    In the event of

                      (i) the commencement of an involuntary case in respect of the Depositor under the Federal bankruptcy laws, as now or hereinafter in effect, or another present or future Federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

                      (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Depositor in an involuntary case under the Federal bankruptcy laws, as now or hereafter in



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        effect, or another present or future Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor; or

                      (iii) the commencement by the Depositor of a voluntary case under the Federal bankruptcy laws, as now or hereafter in effect, or any other present or future Federal or state bankruptcy, insolvency or similar law, or the consent by the Depositor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property, or the making by the Depositor of an assignment for the benefit of creditors, or the failure by the Depositor generally to pay its debts as such debts become due, or the taking of corporate action by the Depositor in furtherance of any of the foregoing;

then, after the Indenture Trustee, as required by Section 5.04 of the Indenture, has foreclosed upon its security interest in the Trust Estate granted pursuant to the Indenture, the respective obligations and responsibilities of the Depositor, the Equity Certificateholder and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate. The Equity Certificateholder on the date of such termination shall thereupon be entitled to receive distributions directly from the Indenture Trustee in the manner and order of priority specified in Section 5.06 of the Indenture.

                      (c) Except as provided in Section 9.1(a), neither the Depositor nor the Equity Certificateholder shall be entitled to revoke or terminate the Trust.

                      (d) Within five Business Days of receipt of notice of termination of the Trust given by the Servicer pursuant to Section 9.1(a) hereof or Section 5.1(b) of the Transfer and Servicing Agreement, the Owner Trustee shall mail written notice to the Equity Certificateholder specifying (i) the Payment Date upon which final payment of the Equity Certificate shall be made upon presentation and surrender of the Equity Certificate at the office of the Paying Agent therein specified, (ii) the amount of any such final payment, and
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Equity Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Equity Certificateholder. In the event such notice is given, (i) the Indenture Trustee shall make deposits into the Equity Certificate Distribution Account in accordance with Section 8.03 of the Indenture, or (ii) in the case of an optional purchase of Contracts pursuant to Section 5.1 of the Transfer and Servicing Agreement, the Indenture Trustee shall deposit the amount specified in Section 5.1 of the Transfer and Servicing Agreement in the Equity Certificate Distribution Account. Upon presentation and surrender of the Equity





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Certificate, the Paying Agent shall cause to be distributed to the Equity
Certificateholder amounts distributable on such Payment Date pursuant to Section 5.2.

                                    ARTICLE X
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                      Section 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation (i) authorized to exercise corporate trust powers; (ii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and (iii) having (or having a parent which has) a long-term debt rating of at least investment grade by Moody's, S&P, Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps). If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                      Section 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Depositor shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in a reduction, qualification or withdrawal of the ratings then assigned to the Notes and the Equity Certificate by such Rating Agency. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                      If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If




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the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualification requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                      Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to
Section 10.3. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                      Section 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                      No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                      Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to the Equity Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

                      Section 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any





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

corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                      Section 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.1.

                      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.




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                      Any notice, request or other writing given to the Owner
Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

                      Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                      Section 11.1.  Amendment.

                      (a) This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of the Noteholders, but with prior notice to the Rating Agencies and the Indenture Trustee, for any of the following purposes:

                      (i) to correct or amplify the description of the Trust Assets;

                      (ii)   to cure any ambiguity;

                      (iii) to correct or supplement any provision herein which may be inconsistent with any other provision herein;

                      (iv) to make any other provisions with respect to matters or questions arising under this Agreement, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder; or

                      (v) to avoid a reduction, qualification or withdrawal of any rating of the Notes.



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                      (b) This Agreement may also be amended from time to time
by the Depositor and the Owner Trustee and, unless such amendment does not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Note, (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of the Notes then outstanding, or (iii) result in a reduction, qualification or withdrawal of the rating of the Notes.

                      (c) Prior to the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

                      (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee unless the Indenture Trustee has previously received such notification.

                      (e) It shall not be necessary for the consent of the Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

                      (f) Prior to the execution of any amendment to this Agreement or any Related Document, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or any Related Document, or otherwise.





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                      SECTION 11.2. GOVERNING LAW. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                      Section 11.3. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Equity Certificate or the rights of the Holder thereof.

                      Section 11.4. Equity Certificate Nonassessable and Fully Paid. The Equity Certificateholder shall not, except as expressly provided for herein with respect to the Depositor, be personally liable for obligations of the Trust, the beneficial interests in the Trust represented by the Equity Certificate shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and the Equity Certificate upon authentication thereof by or on behalf of the Owner Trustee pursuant to Section 3.3 are and shall be deemed fully paid.

                      Section 11.5. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

                      Section 11.6. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                      Section 11.7. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, or by facsimile, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, at the following address:u Antigua Funding Corporation, c/o AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962, Attention: General Counsel, (b) in the case of the Owner Trustee, at the Corporate Trust Office, and (c) in the case of each Rating Agency, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004 Attention: Asset-Backed Surveillance; Fitch Investors Services, L.P., One State Street Plaza, New York, New York 10004;
Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10004; or at such other address as shall be designated by




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any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to an Equity Certificate holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Equity Certificateholder receives such notice.

                      Section 11.8. Tax Election. The Depositor may, in its sole discretion, direct the Owner Trustee to execute and file with the Internal Revenue Service on behalf of the Trust an election for the Trust either to be disregarded for federal income tax purposes or to be treated as a partnership for federal income tax purposes, and upon receipt of such direction from the Depositor, the Owner Trustee shall cause such election to be executed and filed on behalf of the Trust. In the event the Depositor directs the Owner Trustee to execute and file such an election, it shall be the responsibility of the Depositor to prepare, at the Depositor's cost and expense, all documents required to make such an election, and to advise the Depositor of the appropriate procedure to be followed in making the election.



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                      IN WITNESS WHEREOF, the Depositor and the Owner Trustee
have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            ANTIGUA FUNDING CORPORATION

                                            By          /s/Glenn A. Votek
                                              ------------------------------
                                              Name:     Glenn A. Votek
                                              Title:    Treasurer

                                            THE BANK OF NEW YORK

                                            By          /s/Cheryl L. Laser
                                              ------------------------------
                                              Name:     Cheryl L. Laser
                                              Title:    Assistant Vice President

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